EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the year ended December 31, 2022

I.Introduction

This report has been prepared by management of Brady Corporation (hereinafter referred to as “Brady,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2022. The report discusses efforts undertaken by Brady to determine whether our products contain cassiterite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to metallic forms of tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the reasonable country of origin inquiry (“RCOI”) and due diligence efforts discussed includes products both sourced directly by, and manufactured for Brady in calendar year 2022.

The statements below are based on the activities performed to date in good faith by Brady and are based on information available at the time of this filing.

Brady manufactures, or contracts to manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. We do not purchase raw ore or unrefined minerals and conduct no purchasing activities directly in the Covered Countries. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

II.Reasonable Country of Origin Inquiry

Our 2022 RCOI began with identifying the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals, or where 3TG Minerals are required for the functionality or production of such products. In 2022, Brady expanded the scope of the review of its product lines by evaluating new products and their material suppliers during the filing year, and where there was uncertainty about whether a particular product potentially contained 3TG Minerals, it was included in the 2022 inquiries. The potential suppliers of the 3TG Minerals that may be contained in such products were determined to be “in scope.” The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted its RCOI of those suppliers deemed in scope, using the Conflict Materials Reporting Template (CMRT v 6.22), which is the Responsible Minerals Initiative (RMI) reporting template. The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process included an escalation procedure seeking information from non-responsive suppliers resulting in 100% in-scope supplier responses.

For 2022, 298 unique smelters were identified as potentially being part of our supply chain. In addition, Brady undertook due diligence on the identified smelters to determine their status regarding conflict minerals.

As such, we believe our process was reasonably designed and performed in good faith.

III.Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five step framework the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and related supplements on tin, tungsten, tantalum, and the supplement on gold, as these relate to our position in the supply chain as a downstream user.

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Support independent third-party audits of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady with respect to the reporting year:

•Step 1-Maintain strong company management systems

▪Brady maintains an internal conflict minerals team involving sourcing and global product compliance staff. The focus of this team is to implement our conflict minerals program and ensure compliance.
▪Brady maintains a Conflict Minerals Policy, which is available on our company website (see link below) in addition to our due diligence process for assessing the chain of custody of 3TG Minerals.
https://www.bradyid.com/corporate/supplier-information
▪Internal engagement – Brady conducted internal training to educate relevant employees in our conflict minerals program including reporting obligations.
▪Supplier engagement – Brady communicated the requirements of the conflict minerals rule to its suppliers regarding 3TG Minerals.
▪The conflict minerals team reports on our conflict minerals program to relevant business leaders and the head of Global Compliance.
▪We maintain a mechanism to enable the reporting of and response to any customer facing questions related to conflict minerals and other supply chain matters.
▪We retain conflict minerals program documentation in accordance with the Company’s existing corporate retention policy and procedures.

•Step 2-Identify and assess risk in the supply chain

▪The Brady conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the reporting year 2022 to identify products that may be in scope of the rule.
▪Brady identified the direct suppliers of products or components that may contain 3TG Minerals.
▪Brady conducted supply chain surveys of the in scope suppliers using the industry-developed CMRT and requested that suppliers conduct their own 3TG Mineral inquiries to identify smelters and refineries as well as the country of origin of 3TG Minerals in products that are supplied to Brady.
▪We followed up with non-responding direct suppliers and also worked to clarify and validate the responses from the suppliers.
▪We compared smelter listings supplied by responding suppliers with the RMI list of validated conflict free and verified facilities. Further smelter confirmation was conducted using a commercially available smelter verification service.

•Step 3-Design and implement a strategy to respond to identified risks

▪Brady has a risk management plan that addresses known issues with suppliers that do not meet the requirements of Brady’s corporate sourcing policy.
▪The conflict minerals team reports to relevant business leaders and the head of Global Compliance on the status of direct supplier responses.

•Step 4-Support independent third-party audits of smelter/refiners' due diligence practices

▪Brady relies on RMI’s published lists of smelters and refiners that have been audited by various industry groups. Brady is many steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we do not conduct any purchasing activities in the Covered Countries.
▪We supported the development and implementation of independent third-party audits of smelters/refiners through our Conflict Minerals Policy and procurement practices, which encourage suppliers to purchase materials from audited smelters/refiners.

•Step 5-Report on supply chain due diligence

▪Brady has publicly communicated its Conflict Minerals Policy on our company website.

https://www.bradyid.com/corporate/supplier-information

▪Brady’s Form SD and Conflict Minerals Report were filed with the SEC and are also available on our company website.

https://www.bradyid.com/corporate/supplier-information

Results of the Due Diligence measures

Brady’s due diligence on the source and chain of custody of necessary 3TG Minerals contained in its products revealed that a majority of smelters identified in our supply chain are either conformant or low risk. However, not all smelters in global mineral supply chains have been audited or re-audited yet. In addition, the compliance or operational status of certain smelters/refiners may have changed since December 31, 2022. Brady is working with its suppliers to ensure that all the smelters in its supply chain comply with the requirements of the rule. Additional due diligence is on-going, since most suppliers provided a company-level and not product-level declaration.

IV.Product Description; Processing Facilities

The scope of our inquiry covered the following products, which we believe are the most likely to contain metallic forms of 3TG Minerals:

•Inkjet and thermal transfer printers—both handheld and desktop models—containing electronic parts;
•Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;
•Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;
•Electronic devices including barcode scanners, barcode readers, and RFID devices;
•Safety signs and traffic signs;
•Pads for medical applications and sorbent materials for environmental clean-up;
•Lock-out / tag-out devices
•Visitor identification badges, badge holders and lanyards, and wristbands; and
•Die-cut materials for the telecommunications industry, primarily plastics and polyester foams.

Brady also sells products that are purchased “as is” from manufacturers and not manufactured, or contracted to be manufactured, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain lock-out/tag-out devices. Brady also develops software for products that is factory-installed or downloadable. All of the foregoing products are not within the scope of this report.

The smelting and refining facilities used to process the 3TG Minerals that were identified by our suppliers are listed in Appendix 1 and the potential countries of origin of the 3TG Minerals are listed in Appendix 2 to this Conflict Minerals Report.

V.Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated detailed discussions of conflict minerals in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include conflict minerals information in discussions with our suppliers, including discussions regarding relevant policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain. In addition, we will continue to monitor the smelters in our supply chain that are currently participating in audit programs for their “conflict-free” status.

VI.Independent Private Sector Audit

Pursuant to SEC rules and related guidance, an independent private sector audit was not required for Brady’s Conflict Minerals Report for calendar year 2022.

Appendix 1

Smelters/Refiners Identified by Suppliers Identified in Brady’s Supply Chain

Metal	Standard Smelter Name	Country Location	Entity ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Appendix 2

Countries of Origin*

Australia	Mozambique
Austria	Myanmar
Benin	Namibia
Bolivia (Plurinational State of)	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Chinese Taipei	Portugal
Colombia	Russian Federation **
Congo, Democratic Republic of the	Rwanda
Ecuador	Sierra Leone
Eritrea	South Africa
Ethiopia	South Korea
France	Spain
Ghana	Swaziland
Guinea	Sweden
Guyana	Tanzania
India	Thailand
Indonesia	Uganda
Kazakhstan	United Kingdom of Great Britain and Northern Ireland
Kyrgyzstan	United States of America
Laos	Uzbekistan
Malaysia	Vietnam
Mexico	Zimbabwe
Mongolia

*The information provided in this list is based on supplier declarations. However, Brady is many steps removed from the mines and smelters, there are many tiers of suppliers in our supply chain, and there is uncertainty as to whether ore from these countries would be present in our supply chain. Brady continues to work with our suppliers, and use publicly available information as well as commercially available services to take corrective actions as needed to further improve our due diligence as it relates to supply chain transparency.

**The war in Ukraine and resulting U.S. government sanctions against Russia have impacted the information we have about, and the status of, certain Russian-based smelters. The Company does not source directly from Russia. Furthermore, since Russia invaded Ukraine in February 2022, we have halted new orders and shipments into and out of Russia and Belarus until further notice and in alignment with international sanctions. The inclusion of a country on the list of smelters is not a final indicator that the Company utilized materials sourced from this country.